SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2007
Charter Communications, Inc.
(Exact name of registrants as specified in their charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927 (Commission File Number)	43-1857213 (I.R.S. Employer Identification Number)
12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)
(314) 965-0555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
Charter Communications, Inc. (“Charter”) announced that its subsidiary Charter Communications Holding Company, LLC (“Holdco”) has amended and extended Holdco’s offer to issue new notes in exchange for any and all of Charter’s $413 million principal amount of outstanding 5.875% convertible senior notes due 2009 (the “Old Notes’’).
As amended, Holdco is offering to issue up to $793 million principal amount of Charter’s 6.50% convertible senior notes due 2027 (the “New Notes”) to holders of any and all of the Old Notes. Previously, the maximum aggregate principal amount of Old Notes that Holdco would accept in the exchange offer was limited to $309 million, the aggregate principal amount of New Notes to be issued in the exchange offer was limited to $595 million and the coupon of the New Notes to be issued was 7.00%. The initial conversion premium of the New Notes was also amended from 40% to 30%.
As extended, the exchange offer will expire at 11:59 p.m., New York City time, on September 27, 2007, unless extended or earlier terminated. The press release announcing the above amended exchange offer is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
The following exhibit is filed pursuant to Item 8.01

Exhibit
Number	Description
99.1	Press Release dated September 14, 2007.*
*	furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant
Dated: September 14, 2007

By:	/s/ Richard R. Dykhouse
	Name:	Richard R. Dykhouse
	Title:	Vice President, Senior Counsel-Security Matters and Assistant Secretary

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated September 14, 2007.*
*	furnished herewith.

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